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                                  EXHIBIT 10.1

                   CONSULTING AND MARKETING LICENSE AGREEMENT

         THIS CONSULTING AND MARKETING LICENSE AGREEMENT (this "Agreement") is between Mark Neuhaus (the "Consultant") and North American Technologies Group, Inc. and its subsidiary TieTek, Inc. (the "Company"). Each of the Consultant and the Company are also referred to in this agreement as the "Parties."

         WHEREAS, the Company intends to develop a market for the Company's products and services offered from time to time by the Company (the "Products and Services") for potential customers of the Products and Services who are racing car enthusiasts. The Consultant will display the North American Technologies and TieTek logos and graphics on consultant's race car and transporters; and

         WHEREAS, the Consultant is a professional race car driver with name recognition in the racing car industry, driving in the IMSA, American lemans
(ALMS) series; and

         WHEREAS, the Company desires to utilize the services of the Consultant to promote, advertise and develop a market for the Company's Products and Services, and build brand name recognition (see Exhibit B, Scope of Services Detail) for North American Technologies Group, Inc. and TieTek, Inc.; and

         WHEREAS, in connection with the services to be provided by the Consultant pursuant to this Agreement, the Company desires to grant the Consultant a non-exclusive license for the limited use of the Company's tradename, trademark or logo, or any other tradename, trademark or logo of the Company, as may be agreed upon by the Parties (the "Licensed Trademarks").

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

         1. Scope of Services. The Company hereby retains the Consultant to promote and develop a market for the Products and Services. The Consultant agrees to use his best efforts during the term of this Agreement to market and promote the Products and Services. See Exhibit B, Scope of Services Detail.

         2. Term. This Agreement shall become effective as of the date set forth on the signature page of this Agreement, and shall continue for a period of one
(1) year (the "Term"). Notwithstanding the foregoing, the Company or the Consultant shall be entitled to terminate this Agreement for "cause" upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to the Consultant at the address and telecopier number last provided by the Consultant to the Company. "Cause" shall be determined solely as to the violation of any rule or regulation of any regulatory agency, and other neglect, act or omission detrimental to the conduct of Company or the Consultant's business, material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company, and dishonesty related to independent contractor status.

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     3.  Grant of Non-exclusive License. Subject to the terms of this Agreement, the Company hereby grants to the Consultant, and the Consultant hereby accepts, the non-exclusive license to use the Licensed Trademarks on the Consultant's racing cars, and on the Consultants racing equipment and clothing, which shall be operated by the Consultant in professional racing car competitions at the sole of discretion of the Consultant.

         (a) During the Term of this Agreement the Consultant shall not negotiate or enter into any license, sub-license agreement of sub-contract or similar agreement with any third parties in respect of the Licensed Trademarks, or any right or interest granted by the Company to the Consultant pursuant to this Agreement, and the Consultant shall further refrain from directly or indirectly, on his own behalf, licensing, sub-licensing or sub-contracting the Licensed Trademarks, or other right or interest granted by the Company to the Consultant to such third parties without the Company's prior written consent.

         (b) No license or right is granted by the Company to the Consultant, either expressly or by implication, under any licenses or rights owned or controlled by the Company, except as expressly set forth in this Agreement.

         (c) The license granted pursuant to this Agreement shall expire simultaneously with the Term of this Agreement, and shall be revocable at will by the Company upon written notice to the Consultant, and the Consultant shall immediately refrain from the use of any rights granted by the Company to the Consultant with respect to this license upon receipt of such written notice.

     4. Compensation; Grant of Stock Option. In consideration for the services to be provided by the Consultant to the Company under the terms of this Agreement, the Company agrees to grant to the Consultant upon the execution of this Agreement a non-qualified stock option (the "Option") to purchase up to the number of shares (the "Shares") of the Company's common stock (the "Common Stock") as set forth below which shall fully vest immediately upon execution of this Agreement, at an exercise price as set forth below:

     Number of Shares or Total Dollar Amount: $1,500,000

         The lesser of:

    .    The Thirty Day Low, or

    . Percentage per Share (in US$): 70% per share of the ten day closing bid average prior to the exercise date.

         Minimum Exercise Price per Share: $0.60.

The terms of the Option shall otherwise be set forth in a Non-Qualified Stock Option Agreement between the Company and the Consultant, substantially in the form attached as Exhibit A to this Agreement. The Company agrees to register the Shares upon signing of this agreement for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the

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Securities and Exchange Commission on Form S-8, pursuant to the terms of such registration set forth in the Non-Qualified Stock Option Agreement.

     5. Confidentiality. The Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (i) was publicly known at the time of disclosure to Consultant, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

     6. Independent Contractor. The Consultant and the Company hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall he take any action from which others might reasonably infer that the Consultant is a partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action, which, to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.

     7.  Miscellaneous.

         (a) Entire Agreement. This Agreement contains the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

         (b) Governing Law. This Agreement shall be construed under the internal laws of the State of New York, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in New York City, N.Y.

         (c) Successors and Assigns. This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that the Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval shall not be unreasonably withheld and written notice of the Company's position shall be given within ten (10) days after approval has been requested.

         (d) Indemnification. The Company shall indemnify the Consultant for all losses or damages sustained (including reasonable attorney fees and disbursements) as incurred by the Consultant arising from the Consultant performing services under this Agreement.

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                  (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

                  (f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.

Date:  April 23, 2003                   CONSULTANT:



                                        /s/ Mark Neuhaus
                                        ----------------------------------------
                                        Mark Neuhaus

                                        Address for Notices:

                                        P.O. Box 5629
                                        -------------
                                        Ketchum, ID 83340
                                        -----------------

                                        COMPANY:


                                        North American Technologies, Inc.
                                        -----------------------------------
                                             TieTek, Inc.
                                        ----------------------------------------


                                        By:  /s/  Henry W. Sullivan
                                             -----------------------------------
                                                  Henry W. Sullivan
                                                  Chief Executive Officer